EXHIBIT 32.1

NORTHWEST NATURAL GAS COMPANY
Certificate Pursuant to Section 906
of Sarbanes – Oxley Act of 2002

Each of the undersigned, GREGG S. KANTOR, the President and Chief Executive Officer, and STEPHEN P. FELTZ, the Senior Vice President and Chief Financial Officer, of NORTHWEST NATURAL GAS COMPANY (the Company), DOES HEREBY CERTIFY that:

1.           The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has caused this instrument to be executed this 27th day of February 2015.

/s/ Gregg S. Kantor
Gregg S. Kantor
President and Chief Executive Officer

/s/ Stephen P. Feltz
Stephen P. Feltz
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Northwest Natural Gas Company and will be retained by Northwest Natural Gas Company and furnished to the Securities and Exchange Commission or its staff upon request.